MEDICAL STAFFING SOLUTIONS, INC.
               SIGNS LETTER OF INTENT TO SELL NURSES ONSITE CORP.

VIENNA, VA -SEPTEMBER 12, 2006- Medical Staffing Solutions, Inc. (OTCBB:MSSI), an established provider of medical personnel and technology services to government and commercial clients, announced that it has signed a Letter of Intent (LOI) to sell its wholly-owned subsidiary, Nurses Onsite Corp. (NOC).

On September 6, 2006, MSSI and NOC entered into the LOI with General Healthcare Resources, Inc. (GHR) pursuant to which GHR would acquire substantially all of the assets of NOC for an aggregate purchase price equal to Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000). The transaction is subject to the satisfactory completion of due diligence and other conditions including the execution of a definitive agreement. The parties have agreed to execute a definitive Asset Purchase Agreement within sixty (60) days following the execution of the LOI.

Dr. Sahay, President and CEO of MSSI stated, "It is time for MSSI to re-organize and re-strategize. In the past year since the acquisition of NOC, MSSI stock has unexpectedly declined in value. We believe we can strengthen MSSI's overall position by selling Nurses Onsite Corp., stemming losses, and re-focusing on what MSSI-TeleScience has been doing for over a decade: government contracting."

Dr. Sahay further stated, "By acquiring NOC in 2005, our hope had been to diversify MSSI's service offering between the commercial and government sectors. What we came to find is that the two businesses are quite different, and the economies of scale we had hoped to achieve were not being realized. We believe that NOC, a per diem nurse staffing agency, will be a better fit with General Healthcare Resources, Inc. Pending final closing, MSSI will re-focus on the long-term government health care staffing arena, where unlimited opportunities exist. The government has proven to be an excellent customer for us, and has provided us a means to capture regular, long-term streams of revenue with relatively low-maintenance or additional overhead."


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ABOUT MSSI-TELESCIENCE

In operation since 1992, MSSI-TeleScience International, Inc. is a provider of long-term medical personnel and technology services to federal, state and local government agencies and to the private sector. The Company's Medical Services Division has operations in ten (10) states servicing hospital and medical facilities with a complete range of medical staff, including doctors, nurses and technicians. The Company holds multiple long-term contracts, including those with the U.S. Army, the U.S. Department of Health and Human Services and the state of California. The Company's Technology Division provides systems integration and information technology services to the federal government, as well as emergency equipment, decontamination products, vehicles and supplies to state and local governments.


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For more information, visit the company's website at www.telescience.com.

..
Legal Notice Regarding Forward-Looking Statements: "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. MSSI-TeleScience disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, risks associated with changes in general economic and business conditions (including in the information technology and financial information industry), actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand, market acceptance of our services and changes in our business strategies.


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